Securities and Exchange Commission
	Washington, D.C. 20549

	FORM S-8
	Registration Statement
	Under
	The Securities Act of 1933

	Internet Media Corporation
	(Exact name of Registrant as specified in its charter)

         NEVADA                       72-1346591
(State of other jurisdiction        (IRS Employer
of incorporation or               Identification No.)
organization)

	8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
	(Address of principal executive offices, including zip code)

	MANAGEMENT/FINANCIAL CONSULTING AGREEMENT
	(Full title of the plan)

	David M. Loflin
	President
	Internet Media Corporation
	8748 Quarters Lake Road
	Baton Rouge, Louisiana 70809
	(Name and address of agent for service)

	Copy to:

	Eric Newlan, Esquire
	NEWLAN & NEWLAN
	819 Office Park Circle
	Lewisville, Texas 75057
	(972) 353-3880


	CALCULATION OF REGISTRATION FEE

                        Proposed      Proposed     Amount
Title of                maximum       maximum      of
securities  Amount      offering      aggregate    regi-
to be       to be       price per     offering     stration
registered  registered  share(1)      price(1)     fee
----------  ----------  ---------     ---------    --------
Common
 Stock,
 $.0001
 par
 value      75,000      $.65(1)       $48,750      $16.81
            shares

(1)  The maximum offering price was calculated pursuant to Rule 457(c).



PROSPECTUS

	Internet Media Corporation

	75,000 Shares of Common Stock
	($.0001 par value per share)

	Issued Pursuant to a
	Management/Financial Consulting Agreement

This Prospectus is part of a Registration Statement which registers 75,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Internet Media Corporation, a Nevada corporation (the "Company"), which have been issued, as described herein, to Fair Market Value, L.L.C., a Colorado limited liability company ("FMV"), consultants to the Company, pursuant to a Management/Financial Consulting Agreement under which the Company has issued a total of 150,000 shares of Common Stock to FMV, 75,000 of which are the subject hereof (such securities being referred to herein as the "FMV Securities"). FMV is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the FMV Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the FMV Securities. The Company has been advised by the Selling Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the FMV Securities under the terms of the aforementioned Management/Financial Consulting Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

	The date of the Prospectus is November 24, 1998


             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock trades in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol "USRF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 75,000 shares of the Company's Common Stock, issued to a consultant of the Company pursuant to a written Management/Financial Consulting Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge.
 Also, the Registration Statement, with exhibits, may be examined on and/or downloaded from the Internet at: http://www.sec.gov.

	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

1.	The Company's Annual Report on Form 10-KSB for the year ended December
31, 1997;

2.	The Company's Current Report on Form 8-K, date of event: 7-24-98;

3.	The Company's Current Report on Form 8-K, date of event: 9-4-98;

4.	The Company's Quarterly Report on Form 10-QSB for the period ended March
31, 1998;

5.	The Company's Quarterly Report on Form 10-QSB for the period ended June
30, 1998; and

6.	The Company's Quarterly Report on Form 10-QSB for the period ended
September 30, 1998.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Internet Media Corporation, 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809; telephone (504) 922-7744.

	THE COMPANY

The Company's primary focus is on the development and exploitation of its proprietary Wireless Internet Access System. Substantially all of the Company's business efforts and resources will, for the foreseeable future, be committed to its Wireless Internet business segment. In exploiting its Wireless Internet business opportunity, it is the Company's plan either (1) to acquire an existing hard-wire dependent, dial-up Internet Service Provider [ISP] in a particular market and "plug-in" its proprietary Wireless Internet Access System, (2) construct a Wireless Internet Access System in a particular market or (3) license the use of its Wireless Internet Access System in a particular market. The Company is seeking capital with which to exploit its Wireless Internet technology.

In July 1998, the Company changed its name to "Internet Media Corporation".
 The Company was incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company primarily in the wireless cable and community (low power) television industries. To this end, the Company acquired Winter Entertainment, Inc. (WEI), which owns and operates a community (low power) television station in Baton Rouge, Louisiana, and Missouri Cable TV Corp. (MCTV), which owns the licenses necessary to operate wireless cable systems in Poplar Bluff and Lebanon, Missouri, has acquired licenses and leases of licenses necessary to operate wireless cable systems in Port Angeles, Washington, Astoria, Oregon, Sand Point, Idaho, The Dalles, Oregon, and Fallon, Nevada, and has acquired licenses necessary to operate community (low power) television stations in Monroe/Rayville, Louisiana, Bainbridge, Georgia, and Natchitoches,
Louisiana. The Company has, for the foreseeable future, abandoned its efforts to develop its wireless cable properties, due to current market conditions. In October 1998, the Company determined that it would transfer all of its community (low power) television assets to a new company, tentatively named "New Wave Media Corp." in exchange for 1,500,000 shares of the new company and announced that shareholders of record on December 1, 1998, of the Company would receive all of such shares of stock as a dividend.

In September 1998, the Company acquired Desert Rain Internet Service
(DSRT), a Santa Fe, New Mexico-based ISP, and continues to operate DSRT and has begun to place Wireless Internet customers online in Santa Fe. In July 1998, the Company executed an agreement to acquire an ISP located in St. George, Utah, for cash. The closing under this acquisition agreement has been postponed indefinitely, by mutual agreement, pending the Company's obtaining the capital its needs to complete the acquisition. In August 1998, the Company executed an agreement to acquire a second ISP located in Santa Fe, New Mexico. After lengthy negotiations, this agreement has been terminated, though discussions toward a Wireless Internet joint venture continue with the former acquisition target.

	MANAGEMENT/FINANCIAL CONSULTING AGREEMENT
	AND ISSUANCE OF COMMON STOCK

General

On November 3, 1998, the Company entered into a Management/Financial Consulting Agreement with Fair Market Value, L.L.C., a Colorado limited liability company (the Selling Shareholder). The Company has issued a total of 150,000 shares of Company Common Stock pursuant to such Management/Financial Consulting Agreement. This Prospectus relates only to the 75,000 of the shares issued to FMV. Under the terms of the Management/Financial Consulting Agreement, the Selling Shareholder has agreed to provide consulting services with respect to corporate reorganizations and expansion, acquisition opportunities, evaluation and structure of financing opportunities and interactions with the investment community. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

Under the Management/Financial Consulting Agreement pursuant to which the FMV Securities were issued, the FMV Securities were valued at $.50 per share, or $75,000 in the aggregate. The issuance of the FMV Securities will result in the recognition of taxable income to the Selling Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Management/Financial Consulting Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

	SALES BY SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 8,215,120 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                                   Shares      Percentage
               Number              to be       to be
Name of        of       Shares     Owned       Owned
Selling        Shares   to be      After       After
Shareholder    Owned    Offered    Offering    Offering
-----------    ------   -------    --------    --------

Fair Market
 Value,
 L.L.C.        150,000  75,000     75,000      less than 1%

	DESCRIPTION OF SECURITIES

Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

	INDEMNIFICATION

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

	LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan & Newlan, Attorneys at Law, Lewisville, Texas. The partners in the firm of Newlan & Newlan owned, as of the date of this Prospectus, 411,000 shares of Company Common Stock.

	EXPERTS

The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Weaver and Tidwell, L.L.P., Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.


       PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) and (g) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

(a)	The Company's Annual Report on Form 10-KSB for the year ended December
31, 1997;

(b)	The Company's Current Report on Form 8-K, date of event: 7-24-98;

(c)	The Company's Current Report on Form 8-K, date of event: 9-4-98;

(d)	The Company's Quarterly Report on Form 10-QSB for the period ended
March 31, 1998;

(e)	The Company's Quarterly Report on Form 10-QSB for the period ended June
30, 1998;

(f)	The Company's Quarterly Report on Form 10-QSB for the period ended
September 30, 1998; and

(g)	All other reports filed pursuant to Section 13(a) or 15(d) of the
Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

 Exhibit          Description
   5.1            Opinion of Newlan & Newlan, Attorneys at
                  Law, re: Legality
  10.1            Management/Financial Consulting Agreement,
                  dated as of November 3, 1998, between
                  Registrant and Fair Market Value, L.L.C., a Colorado limited liability company
  23.1            Consent of Weaver and Tidwell, L.L.P.,
                  Certified Public Accountants
  23.2            Consent of Newlan & Newlan, Attorneys at
                  Law

Item 9.  Undertakings.

(1)	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b)	That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

INTERNET MEDIA CORPORATION

By: /s/ David M. Loflin
     David M. Loflin
     President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures             Title                  Date
----------             -----                  ----

/s/ David M. Loflin    President           November 20, 1998
David M. Loflin        (Principal
                       Executive
                       Officer and
                       Principal
                       Accounting
                       Officer)
                       and Director
/s/ Waddell D. Loflin  Vice President,     November 20, 1998
Waddell D. Loflin      Secretary and
                       Director


----------------       Director            November 20, 1998
Richard N. Gill


/s/ Ross S. Bravata    Director            November 20, 1998
Ross S. Bravata


----------------       Director            November 20, 1998
Michael Cohn





	INDEX TO EXHIBITS

	INTERNET MEDIA CORPORATION

Exhibit No.     Description

   5.1          Opinion of Newlan & Newlan, Attorneys at
                Law, re: Legality

   10.1 Management/Financial Consulting Agreement, dated as of November 3, 1998, between Registrant and Fair Market Value, L.L.C., a
                Colorado limited liability company

   23.1         Consent of Weaver and Tidwell, L.L.P.,
                Certified Public Accountants

   23.2         Consent of Newlan & Newlan, Attorneys at Law


-------------------------
Exhibit 5.1
-------------------------

November 23, 1998

Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Registration Statement on Form S-8 of
     Internet Media Corporation Common Stock
     Issued Pursuant to a Management/Financial
     Consulting Agreement with Fair Market Value, L.L.C.

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Internet Media Corporation, a Nevada corporation (the "Company"), of 75,000 shares of Company common stock, $.0001 par value per share (the "Common Stock"), issued to Fair Market Value, L.L.C., a Colorado limited liability company, pursuant to a Management/Financial Consulting Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on November 3, 1998.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation, Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon.

Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock issued pursuant to the Agreement is validly issued, fully paid and non-assessable. We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,


/s/

NEWLAN & NEWLAN



-------------------------
Exhibit 10.1
-------------------------

MANAGEMENT/FINANCIAL CONSULTING AGREEMENT

This Management/Financial Consulting Agreement (the "Agreement") is made and entered into this 3rd day of November, 1998, by and between Fair Market Value, LLC, a Colorado Company (the "Consultant"), whose principal place of business is 2880 South Locust, Suite 406, North Tower, Denver, CO 80222 and Internet Media Corp. (the "Client"), whose principal place of business is 8748 Quarters Lake Road, Baton Rouge, LA 70809.

WHEREAS,

1. The Consultant is willing and capable of providing on a "best efforts" basis various consulting and financial advisory services for and on behalf of the client.

2. The Client desires to retain the Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, it is agreed as follows:

1. Services. The Client hereby retains Consultant as a consultant and Consultant shall provide to the Company, when requested by the Client from time to time, during normal hours, business consultation services concerning, but not limited to, advisory services relative to interactions with the investment community, the evaluation and structure of financings, corporate reorganizations and expansion, and possible acquisition opportunities relative to its capital structure.

2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon Excepts as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific services, shall be determined in the sole discretion of the Consultant.

3. Term of Agreement. The term of this Agreement shall be six (6) months, commencing November 3rd, 1998 and terminating May 3rd, 1999 subject, however, to any prior termination as provided herein.

4. Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client hereby agrees to compensate the consultant as follows:

   a. On November 3, 1998, the Client agrees to issue to the Consultant 75,000 shares of the Clients $.0001 par value common stock pursuant to the provisions of an S-8 exemption; which would become free trading. The Client agrees to issue said shares to the Consultant or in lieu thereof or in additional thereto, any person(s) whose names are furnished to the Client on or prior to thirty (30) days after the date of this Agreement.

   b. On November 3, 1998, the Client agrees to issue to the Consultant 75,000 additional unregistered shares of the Client's $.0001 par value common stock. These restricted shares shall be deemed to have piggyback registration rights.

   Expenses. The Client shall reimburse the Consultant on demand for all expenses and other disbursements, including but not limited to travel, entertainment, mailing, printing and postage, incurred by the Consultant on behalf of the Client in connection with the performance of the consulting services pursuant to this Agreement. Monthly expenses and disbursements in excess of $400.00 shall have the Client's prior approval.

5. Termination. Notwithstanding any provision contained in this agreement on the contrary, this Agreement may be terminated prior to February 3, 1999 (three months after the date of this Agreement) by either party for just cause upon (30) days' prior written notice.

6. Work Product. It is agreed that, prior to public distribution, all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

7. Disclosure of Information. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term o this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates for any reason or purpose whatsoever. Int his regard the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person t whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Nature of Relationship. It is understood and acknowledged by the parties that the Consultant is being retained by the Client in an independent capacity and that in this connection, the Consultant hereby agrees, except as provided in paragraph 4, herein above or unless the Client shall have otherwise consented in writing, not to enter into any agreement or incur any obligation on behalf of the Company.

9. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consulting services for any other person which could conflict with its obligations under this Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement shall constitute the Client's ongoing consent to the Consultant's outside consulting activities.

10. Indemnification for Securities Law Violations. The Client agrees to indemnify and hold harmless the consultant and each office, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of action of the Client or its agent(s).

11. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

12. Waiver of Breach. Any waiver by the Consultant of a breach of any provision of this Agreement by the Client shall not operate or be construed as a waiver of any subsequent breach by the Client.

13. Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

14. Jurisdiction and Venue. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado.

15. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties in regards to Management/Financial Consulting services and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

16. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

17. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions hall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT:

Fair Market Value, L.L.C.

By: /s/ Michael Barber
Its: Managing Partner
Date: 11/3/98

CLIENT:

Internet Media Corp.

By: /s/ David M. Loflin
Its: President
Date: 11/3/98


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Exhibit 23.1
----------------------

	CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated July 13, 1998, relating to the consolidated financial statements of Internet Media Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997, and the period from inception (December 28, 1995) to December 31, 1996, included in the Annual Report on Form 10-KSB of Internet Media Corporation, filed with the Securities and Exchange Commission on July 13, 1998. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
November 23, 1998


----------------------
Exhibit 23.2
----------------------

Consent of Newlan & Newlan is included in the Opinion filed as Exhibit 5.1 hereto